UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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Automatic Data Processing, Inc.

(Name of Registrant as Specified In Its Charter)

William A. Ackman

Veronica M. Hagen

V. Paul Unruh

Pershing Square Capital Management, L.P.

PS Management GP, LLC

Pershing Square, L.P.

Pershing Square II, L.P.

Pershing Square International, Ltd.

Pershing Square Holdings, Ltd.

Pershing Square VI Master, L.P.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Pershing Square Capital Management, L.P. and certain affiliates (“Pershing Square”) posted the following materials to www.ADPascending.com:

Home How To Vote The Nominees Investor Materials Reactions Contact HELP ADP ACHIEVE ITS FULL POTENTIAL. VOTE THE GOLD CARD TODAY Every Vote Matters! HOW TO VOTE 10/19/2017 Bernstein’s Lisa Ellis and Pershing Square’s Nominees for ADP’s Transformation Every Vote Matters! HOW TO VOTE Vote Online Vote By Phone Vote By Mail Sign Up For Email Updates Email* ADP: The Time is Now Presentation & Executive Summary DOWNLOAD EXECUTIVE SUMMARY DOWNLOAD FULL PRESENTATION The Nominees For ADP’s Transformation Meet Pershing Square’s nominees for election to the Board of ADP: Bill Ackman and independent directors Veronica M. Hagen and V. Paul Unruh VERONICA M. HAGEN » V. PAUL UNRUH » The Nominees For ADP’s Transformation Meet Pershing Square’s nominees for election to the Board of ADP: Bill Ackman and independent directors Veronica M. Hagen and V. Paul Unruh October 27, 2017 Pershing Square Publishes Letter to Shareholders Pershing Square publishes a letter to ADP shareholders emphasizing the recommendations from independent proxy advisory firms and highlighting ADP’s underperformance. The firm also issues the eighth in a series of public questions for ADP. TIMELINE October 27, 2017 ADP Sends Letter to Stockholders October 25, 2017 Proxy Advisory Firm ISS Supports the Election of Pershing Square’s Bill Ackman to ADP’s Board ISS supports the election of Bill Ackman to ADP’s board as he offers a strong understanding of the company and a valuable shareholder perspective. INVESTOR RELATIONS © 2017 Pershing Square Capital Management, L.P. | Disclaimer | SEC Filings PROXY STATEMENT

Toggle navigation ADP Ascending TIMELINE TIMELINE PRESS RELEASES PRESENTATIONS & VIDEOS QUESTIONS LETTERS & FILINGS October 27, 2017 Pershing Square Publishes Letter to Shareholders Pershing Square publishes a letter to ADP shareholders emphasizing the recommendations from independent proxy advisory firms and highlighting ADP’s underperformance. The firm also issues the eighth in a series of public questions for ADP. VIEW PRESS RELEASE October 27, 2017 ADP Sends Letter to Stockholders VIEW PRESS RELEASE October 25, 2017 Proxy Advisory Firm ISS Supports the Election of Pershing Square’s Bill Ackman to ADP’s Board ISS supports the election of Bill Ackman to ADP’s board as he offers a strong understanding of the company and a valuable shareholder perspective. VIEW PRESS RELEASE October 24, 2017 Proxy Advisory Firm Egan-Jones Joins Glass Lewis In Recommending ADP Shareholders Vote FOR ALL Three of Pershing Square’s Nominees For ADP’s Transformation Egan-Jones joins Glass Lewis in recommending ADP shareholders vote for Bill Ackman, Veronica Hagen, and Paul Unruh on the GOLD proxy card, citing their ability to address operational inefficiencies and strengthen corporate governance. VIEW PRESS RELEASE October 23, 2017 Proxy Advisory Firm Glass Lewis Recommends ADP Shareholders Vote FOR ALL Three of Pershing Square’s Nominees For ADP’s Transformation Glass Lewis recommends ADP shareholders vote for Bill Ackman, Veronica Hagen, and Paul Unruh on the GOLD proxy card, citing an independent perspective and real-world experience in achieving operating efficiencies. VIEW PRESS RELEASE October 23, 2017 ADP Comments on Glass Lewis Recommendation VIEW PRESS RELEASE October 23, 2017 Pershing Square Releases Seventh Question for ADP Pershing Square issued the seventh in a series of public questions for ADP. VIEW PRESS RELEASE October 19, 2017 Pershing Square’s Nominees for ADP’s Transformation Participate in a Fireside Chat Pershing Square’s nominees Bill Ackman, Veronica Hagen and Paul Unruh discuss their experience and ideas for ADP in a panel discussion moderated by Sanford C. Bernstein & Co. Senior Analyst Lisa Ellis. VIEW VIDEO October 19, 2017 Pershing Square Releases Additional Questions for ADP Pershing Square issued two additional public questions for ADP. VIEW PRESS RELEASE October 18, 2017 ADP Issues a Release Including a Letter to Stockholders and a Video Featuring CEO Carlos Rodriguez and Chairman John Jones VIEW PRESS RELEASE October 17, 2017 Pershing Square Announces a Fireside Chat with Its Nominees for ADP’s Transformation Pershing Square announces a fireside chat with its nominees for ADP’s transformation, hosted and moderated by Sanford C. Bernstein & Co. Senior Analyst Lisa Ellis. VIEW PRESS RELEASE October 16, 2017 Pershing Square Highlights Independent Research Survey Results on ADP Pershing Square highlights the results of an independent ADP shareholder survey, conducted by Sanford C. Bernstein & Co. VIEW PRESS RELEASE October 11, 2017 Pershing Square Publishes Presentation to Shareholders VIEW PRESENTATION VIEW SUPPORTING MATERIALS October 10, 2017 Pershing Square Hosts Live Webcast for ALL ADP Shareholders VIEW VIDEO October 10, 2017 Pershing Square Releases Fourth in a Series of Questions for ADP Pershing Square issued the fourth in a series of public questions for ADP. VIEW PRESS RELEASE October 5, 2017 ADP Sends Letter to Stockholders VIEW PRESS RELEASE October 5, 2017 Pershing Square Releases Third in a Series of Questions for ADP Pershing Square issued the third in a series of unanswered public questions for ADP. VIEW PRESS RELEASE October 4, 2017 Pershing Square CEO Bill Ackman Appears on CNBC Pershing Square CEO Bill Ackman appears on CNBC’s Mad Money with Jim Cramer. VIEW VIDEO October 2, 2017 Pershing Square Announces Live Webcast for ALL ADP Shareholders on October 10, 2017 Pershing Square announces that it will hold a live webcast on the evening of October 10th for all shareholders. The firm also released the second in a series of videos for shareholders. VIEW PRESS RELEASE September 28, 2017 Pershing Square Releases Letter to Shareholders Pershing Square releases a letter to shareholders highlighting margin improvement at CDK and Solera after being disposed of by ADP. The firm also issued the second in a series of public questions for ADP. VIEW PRESS RELEASE September 25, 2017 Pershing Square Releases Detailed Response to ADP’s Presentation Pershing Square responds to ADP’s September 12th presentation noting that ADP overstated total shareholder return during CEO Carlos Rodriguez’s tenure. VIEW PRESS RELEASE September 22, 2017 ADP denies Pershing Square’s Request for the Use of a Universal Proxy Card Pershing Square had previously proposed the use of a universal proxy card, one of the hallmarks of good corporate governance in contested elections. ADP rejected Pershing Square’s request. VIEW LETTER September 20, 2017 Pershing Square Issues Press Release Pershing Square issues a press release announcing the release of: a letter to shareholders, the first in a series of unanswered questions for ADP, and the first in a series of videos for shareholders. VIEW PRESS RELEASE September 20, 2017 Pershing Square CEO Bill Ackman Appears on CNBC Pershing Square CEO Bill Ackman appears on CNBC’s Halftime Report with Scott Wapner: VIEW VIDEOS September 15, 2017 Pershing Square Sends Letter to ADP Pershing Square sends a letter to ADP’s Board requesting the use of a universal proxy card. VIEW FILING September 13, 2017 Pershing Square Responds to ADP Presentation Pershing Square responds to ADP’s September 12, 2017, presentation noting that ADP’s “Focused Transformation Strategy” demonstrates a lack of recognition for the enormous value-creation opportunity that exists at ADP. VIEW PRESS RELEASE September 12, 2017 ADP Files Investor Presentation VIEW PRESENTATION September 7, 2017 Pershing Square Sends Letter to ADP Pershing Square thanks ADP’s Board for meeting on September 5th and notes that a substantial number of shareholders have told Pershing Square that they strongly prefer that the company embrace its significant potential for improvement and that it work together with Pershing Square in the best interest of the company and all of its stakeholders. VIEW FILING September 7, 2017 Pershing Square Reminds Investors of the ADP Record Date for Voting at the 2017 Annual Meeting Pershing Square Reminds Investors that the record date for voting at ADP’s 2017 annual meeting is September 8, 2017 VIEW PRESS RELEASE September 6, 2017 Pershing Square Comments on September 5th Meeting with ADP Board Pershing Square Comments September 5th on Meeting with ADP Board and Reminds Investors of the ADP Record Date for Voting at the 2017 Annual Meeting. VIEW PRESS RELEASE DOWNLOAD EXECUTIVE SUMMARY September 5, 2017 Pershing Square Files Definitive Proxy Materials for ADP 2017 Annual Meeting Pershing Square files a definitive proxy statement with the SEC for the election of William A. Ackman, Veronica M. Hagen and V. Paul Unruh to the ADP Board. VIEW PROXY STATEMENT August 31, 2017 Pershing Square Files an Amended 13 D Pershing Square files an amended 13 D showing that as of August 31, 2017, Veronica M. Hagen and V. Paul Unruh each beneficially own 3,000 shares of Common Stock of ADP. VIEW AMENDED 13 D August 24, 2017 Pershing Square Sends Letter to ADP Pershing Square asks ADP to identify any specific areas of interest for discussion at the upcoming September 5th meeting. VIEW LETTER August 21, 2017 Pershing Square Issues Statement Regarding ADP Pershing Square responds to ADP’s decision not to nominate Pershing Square’s candidates for election to the Board and notes that ADP has failed to respond to any of the issues raised in Pershing Square’s August 17, 2017 presentation. VIEW PRESS RELEASE August 21, 2017 ADP Board Rejects Pershing Square Nominees ADP’s board of directors votes against the nomination of Pershing Square’s three candidates for election. VIEW PRESS RELEASE August 17, 2017 ADP Comments on Pershing Square Investor Presentation ADP comments on Pershing Square’s presentation without responding to any of the issues raised by Pershing Square. VIEW PRESS RELEASE August 17, 2017 Pershing Square Presents “ADP: The Time is Now” Pershing Square details its investment thesis on ADP in a webcast for investors and analysts. VIEW WEBCAST DOWNLOAD PRESENTATION August 16, 2017 Pershing Square Announces Details for Webcast Pershing Square provides access details for its webcast on Thursday, August 17, 2017, at 9:00 AM EDT. VIEW PRESS RELEASE August 14, 2017 Pershing Square Files its Preliminary Proxy Statement Pershing Square files its preliminary proxy statement with the SEC which provides a detailed background of communications between Pershing Square and ADP. VIEW PROXY STATEMENT August 7, 2017 ADP Comments on Pershing Square Capital Management’s Nomination of Directors ADP issues a statement in response to Pershing Square’s nomination of three directors. VIEW PRESS RELEASE August 7, 2017 Pershing Square Announces Nominees for Election to the Board of Directors of ADP Pershing Square proposes Bill Ackman and independent nominees Veronica M. Hagen and V. Paul Unruh for election to the Board of ADP. It also announces it will hold a webcast on August 17, 2017. VIEW PRESS RELEASE August 4, 2017 Pershing Square Announces Investment in ADP Pershing Square confirms it has acquired an 8% stake in ADP and expresses disappointment regarding ADP’s decision not to extend the nominating deadline, which could have facilitated constructive discussions. VIEW PRESS RELEASE August 4, 2017 ADP Says Pershing Square Capital Management Seeking Control of ADP ADP incorrectly claims that Pershing Square is seeking fi ve seats and effective control of its Board and denies Pershing Square’s request for an extension to ADP’s nominating deadline. VIEW PRESS RELEASE Sign up for email updates: Email* Contacts Pershing Square Fran McGill 212 909 2455 McGill@persq.com Rubenstein Steve Murray 212 843 8293 smurray@rubenstein.com Eric Kuo 212 843 8494 ekuo@rubenstein.com © 2017 Pershing Square Capital Management, L.P. | Disclaimer | SEC Filings PROXY STATEMENT

Pershing Square posted the following material to their Twitter page relating to Automatic Data Processing, Inc. (the “Company”):

ADP Ascending
@ADPascending
“Evidence indicates that $ADP is
underperforming its potential.” @Giasslewis
reported in @YahooFinance -
Top proxy advisors endorse Bill Ackman in ADP battle
Glass LeWis urges investors to vote for Bill Ackman’s slate of nominees.
finance.yahoo.com
7:00 AM - 28 Oct 2017

ADP Ascending
ADPascending
Via @business/ @Giasslewis recommends
$ADP shareholders #voteGOLD to “encourage
fresh perspectives.”
Bill Ackman Wins Advisers Support in Push for Change at ...
Two shareholder advisory firms have thrown their support behind
Bill Ackman’s push for three seats on the board of Automatic Data
Processing Inc.
bloomberg.com
11:00 AM- 29 Oct 2017

ADP ASCENDING ADP Ascending @ADPascending Independent proxy advisory firm Glass Lewis recommends $ADP shareholders #VoteGOLD for our transformation Plan. Businesswire.com/news/home/2017. In conclusion, we believe the Dissident’s nominees would each and collectively bring a fresh independent perspective, new ideas, recent and practical experience achieving operational efficiencies, implementing a business transformation plan and realizing cost savings, as well as financial expertise and an owner’s mentality to the ADP board. These experiences and perspectives appear to be well-suited for ADP’s current opportunities and threats giving rise to the potential for the Company to strengthen its competitive position and meaningfully improve its operational and financial performance. The nominees, each a qualified director candidate with a clear financial incentive to represent the interests of all ADP shareholders, would represent a minority of three in a boardroom of 10 directors. As such, they would be in no position to advance any substantive change that was also not also supported by at least an equal number, and likely a majority, of the remaining incumbent board members. At the same time, the election of three new board members, effecting the replacement of the three longest-tenured directors, would arm the Dissident’s nominees with a strong directive from ADP shareholders for the board and management team to work constructively in order to maximize ADP’s potential.
Therefore, rather than supporting the status quo, we believe investors have an opportunity to convey their discontent with the board’s continuation of a potentially sub-optimal business plan, and to encourage fresh perspectives, analysis and discussion in the boardroom of the best path forward for ADP, through the election of qualified director candidates, including a well-established shareholder representative, supported by what we believe to be convincing, well-framed arguments outlining the substantial opportunity for ADP and its shareholders to realize superior returns and value in the long term. Based on these factors and the considerations discussed above, we believe shareholders would be best served by supporting the election of all three of Pershing Square’s nominees as well as the re-election of the seven uncontested incumbent nominees.
Accordingly, we recommend that shareholders vote FOR all nominees on the GOLD proxy card.

ADP Ascending
@ADPascendmg
“We believe shareholders would be best
served by supporting the election of all three
of Pershing Square’s nominees” - Glass Lewis
[1 /2]
10:55 AM- 30 Oct 2017
01

ADP Ascending
@ADPascend.ng
Independent analysis agrees our nominees
can help $ADP reach its full potential. Learn
about our candidates & #VoteGOLD [2/2]
10:57 AM - 30 Oct 2017

Pershing Square posted the following material to their Facebook page relating to the Company:

AOP Ascending
Published by Global Strategy Group [?] October 28 at 11:25a
In its analysis, independent proxy firm Glass Lewis recommends that ALL
ADP shareholders vote the GOLD PROXY CARD for ALL THREE of
Pershing Square’s nominees for ADP’s Board of Directors.
“Under the oversight of a partly refreshed board, we believe the implementation of [Pershing Square’s] transformation plan would likely lead to the realization of superior financial performance and significantly greater value for ADP shareholders than that which might be expected to accrue to shareholders pursuant to the board’s plan.”

ADP Ascending
Published by Global Strategy Group [?] 21 hrs
“We believe the Company’s supposed rebuttals of the substance of Pershing
Square’s case either miss the point or actually result in further validating
[Pershing Square’s] argument.”
Read more from Reuters on the recommendation from independent advisor
Glass Lewis to #voteGOLD
Glass Lewis recommends ADP investors vote for
Ackman’s slate
Bayliss
REUTERS.COM

ADP Ascending
Published by Global Strategy Group [?] 2 mins 0
In recommending that ADP shareholders vote for ALL THREE of
Pershing Square’s nominees for ADP’s Board of Directors, independent proxy advisory firm Glass Lewis put a spotlight on the company’s ineffective and inefficient investment in technological innovation and best in class products. Read more from Glass Lewis’s report below.
“[W]hile ADP claims that its investments and initiatives are yielding productivity gains, any such gains appear to have been nominal and muted relative to gains achieved by competitors. This outcome, among others, including the Company’s inability to date to bring to market a competitive product offering in the enterprise segment, support
(Pershing Square’s) view that while ADP isn’t underspending in technology and innovation ADP is spending inefficiently and
ineffectively.”